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                                    RESTATED

                          CERTIFICATE OF INCORPORATION

                                       OF

                    EVENFLO & SPALDING HOLDINGS CORPORATION

          Evenflo & Spalding Holdings Corporation, a corporation organized and existing under the laws of the State of Delaware (hereinafter called the "Company"), hereby certifies as follows:

          1. The name of the Company is Evenflo & Spalding Holdings Corporation. The Company was initially incorporated under the name of E&S Holdings Corporation. The date of filing of its original Certificate of Incorporation with the Secretary of State of Delaware was July 31, 1984.

          2. The Board of Directors of the Company has duly adopted this amendment and restatement of the Certificate of Incorporation in accordance with the provisions of Sections 141(f), 242 and 245 of the Delaware General Corporation Law.

          3. The stockholders of the Company have duly adopted this amendment and restatement of the Certificate of Incorporation in accordance with the provisions of Sections 228, 242 and 245 of the Delaware General Corporation Law.

          4. The text of the Certificate of Incorporation is hereby amended and restated to read as herein set forth in full:

          FIRST:    The name of the Company is Evenflo & Spalding Holdings
Corporation.

          SECOND:   The registered office and registered agent of the Company is
The Corporation Trust Company, 1209 Orange Street, Wilmington, County of New Castle, Delaware 19801.

          THIRD:    The purpose of the Company is to engage in any lawful act or activity for which corporations may be organized under the Delaware General Corporation Law.

          FOURTH:   A.   The total number of shares of capital stock that the
Company is authorized to issue is 200,000,000 shares, of which 150,000,000 shares are Common Stock, par value $.01 per share (hereinafter referred to as "Common Stock"), and
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50,000,000 shares are preferred stock, par value $.01 per share, (hereinafter referred to as "Preferred Stock").

     B. The Preferred Stock may be issued from time to time in one or more series with such distinctive designations as may be stated in the resolution or resolutions providing for the issue of such stock from time to time adopted by the Board of Directors or a duly authorized committee thereof. The resolution or resolutions providing for the issue of shares of a particular series shall fix, subject to applicable laws and the provisions of this Article Fourth, for each such series the number of shares constituting such series and the designations and powers, preferences and relative, participating, optional or other special rights and qualifications, limitations or restrictions thereof, including, without limiting the generality of the foregoing, such provisions as may be desired concerning voting, redemption, dividends, dissolution or the distribution of assets, conversion or exchange, and such other subjects or matters as may be fixed by resolution or resolutions of the Board of Directors or a duly authorized committee thereof under the Delaware General Corporation Law.

     C. The number of authorized shares of any class or classes of stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the Common Stock of the Company irrespective of the provisions of Section 242(b)(2) of the Delaware General Corporation Law or any corresponding provision that may hereafter be enacted.

     FIFTH:    The Board of Directors, acting by majority vote, may alter, amend or repeal the By-Laws of the Company.

     SIXTH:    Except as otherwise provided by the Delaware General Corporation
Law as the same exists or may hereafter be amended, no director of the Company shall be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director. Any repeal or modification of this Article Sixth by the stockholders of the Company shall not adversely affect any right or protection of a director of the Company existing at the time of such repeal or modification.

     SEVENTH:  To the fullest extent permitted by the laws of the State of
Delaware:

          A. The Company shall indemnify any person (and such person's heirs, executors or administrators) who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (brought in the right of the Company or otherwise), whether civil, criminal, administrative or investigative, and whether formal or informal, including appeals, by reason of the fact that such person is or was a director or officer of the Company or, if a director or officer of the Company, by reason of

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the fact that such person is or was serving at the request of the Company as a director, officer, partner, trustee, employee or agent of another enterprise, partnership, joint venture, trust or other enterprise, for and against all expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person or such heirs, executors or administrators in connection with such action, suit or proceeding, including appeals. Notwithstanding the preceding sentence, the Company shall be required to indemnify a person described in such sentence in connection with any action, suit or proceeding (or part thereof) commenced by such person only if the commencement of such action, suit or proceeding (or part thereof) by such person was authorized by the Board of Directors of the Company. The Company may indemnify any person (and such person's heirs, executors or administrators) who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (brought in the right of the Company or otherwise), whether civil, criminal, administrative or investigative, and whether formal or informal, including appeals, by reason of the fact that such person is or was an employee or agent of the Company or is or was serving at the request of the Company as a director, officer, partner, trustee, employee or agent of another corporation, for and against all expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person or such heirs, executors or administrators in connection with such action, suit or proceeding, including appeals.

     B. The Company shall promptly pay expenses incurred by (i) any person whom the Company is obligated to indemnify pursuant to the first sentence of Section A of this Article Seventh, or (ii) any person whom the Company has determined to indemnify pursuant to the third sentence of Section A of this Article Seventh, in defending any action, suit or proceeding in advance of the final disposition of such action, suit or proceeding, including appeals, upon presentation of appropriate documentation.

     C. The Company may purchase and maintain insurance on behalf of any person described in Section A of this Article Seventh against any liability asserted against such person, whether or not the Company would have the power to indemnify such person against such liability under the provisions of Section A of this Article Seventh or otherwise.

     D. The provisions of this Article Seventh shall be applicable to all actions, claims, suits or proceedings made or commenced after the adoption hereof, whether arising from acts or omissions to act occurring before or after its adoption. The provisions of this Article Seventh shall be deemed to be a contract between the Company and each director or officer who serves in such capacity at any time while this Article Seventh and the relevant provisions of the laws of the State of Delaware and other applicable law, if any, are in effect, and any repeal or modification hereof shall not affect any rights or obligations then existing with respect to any state of facts or any action, suit or proceeding then or theretofore existing, or any action, suit or proceeding thereafter brought or threatened based in whole or in part on
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any such state of facts. If any provision of this Article Seventh shall be found to be invalid or limited in application by reason of any law or regulation, it shall not affect the validity of the remaining provisions hereof. The rights of indemnification provided in this Article Seventh shall neither be exclusive of, nor be deemed in limitation of, any rights to which an officer, director, employee or agent may otherwise be entitled or permitted by contract, this Restated Certificate of Incorporation, vote of stockholders or directors or otherwise, or as a matter of law, both as to actions in such person's official capacity and actions in any other capacity while holding such office, it being the policy of the Company that indemnification of any person whom the Company is obligated to indemnify pursuant to the first sentence of Section A of this Article Seventh shall be made to the fullest extent permitted by law.

     E. For purposes of this Article Seventh, references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to "serving at the request of the Company" shall include any service as a director, officer, employee or agent of the Company which imposes duties on, or involves services by, such director, officer, employee, or agent with respect to an employee benefit plan, its participants, or beneficiaries.

     IN WITNESS WHEREOF, Evenflo & Spalding Holdings Corporation has caused this Restated Certificate of Incorporation to be signed by Robert K. Adikes, its Vice President, on September 24, 1997.

                              EVENFLO & SPALDING HOLDINGS CORPORATION


                              By: /s/ Robert K. Adikes
                                 --------------------------------
                                 Robert K. Adikes
                                 Vice President